                                                                     Exhibit 2.1

                                    AMENDED
                               PLAN OF CONVERSION
                                      FOR
                           MEDFORD CO-OPERATIVE BANK


1.   Introduction.

     This Amended Plan of Conversion (the "Plan") provides for the conversion of the Medford Co-operative Bank (the "Co-operative Bank" or the "Bank") from a state-chartered mutual to a state-chartered capital stock institution. The business purposes of the Conversion are to provide the Co-operative Bank with equity capital which will enable it to increase its reserves and net worth to support future growth and branching, to enhance the ability to acquire and retain highly qualified employees and to increase its ability to render services to the public.

     The Board of Directors of the Bank currently contemplates that all of the stock of the Bank shall be held by a business corporation (the "Holding Company") organized under the laws of the State of Delaware and that the Holding Company will issue and sell its capital stock pursuant to this Plan. The use of the Holding Company, if so utilized, would provide greater organizational flexibility.

     For these reasons, the Board of Directors, on June 11, 1997 and August 13, 1997, unanimously adopted this Plan to convert the Co-operative Bank from a mutual form of organization to a stock form of organization.

     The savings accounts of the Co-operative Bank's savers will not be affected by the Conversion provided for in this Plan. Each savings account holder in the converted Bank, prior to conversion, shall receive, without payment, a withdrawable savings account or accounts in the converted Bank equal in withdrawable amount to the withdrawable value of such account holder's savings account or accounts in the Co-operative Bank prior to conversion. All savings accounts in the Co-operative Bank following the Conversion will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") and the Share Insurance Fund of the Co-operative Central Bank to the maximum amount permitted by law. The stock to be issued in the Conversion, however, will not be insured by the FDIC or any other insurer. The Co-operative Bank, as chartered in the stock form following the Conversion, will succeed to all of the presently existing rights, interests, duties and obligations of the Co-operative Bank to the extent provided by law, including, but not limited to, all of its rights to and interests in its assets and properties, both real and personal.

     This Plan, which has been adopted by the Co-operative Bank's Board of Directors by a unanimous vote, must also be approved by the affirmative vote of two-thirds of the Shareholders present and voting at a meeting of the Shareholders called to consider the Plan. Prior to the submission of this Plan to the Shareholders for their consideration, the Plan must be approved by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner") and reviewed without objection by the FDIC.

2.   Definitions.

     As used in this Plan, the following terms have the meanings indicated below:

     Acting in Concert.  The term "Acting in Concert" is defined to mean: (a)
     -----------------
knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Company and the Co-operative Bank may presume that certain Persons are acting in concert based upon, among other things, joint account relationships and the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies. When Persons act together for such a common purpose, their group is deemed to have acquired their stock.

     Actual Purchase Price.  The term "Actual Purchase Price" means the per
     ---------------------
share price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

     Affiliate.  An Affiliate of, or a person "affiliated" with, a specified
     ---------
person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     Aggregate Purchase Price.  The term "Aggregate Purchase Price" means the
     ------------------------
total sum paid for all Shares of Conversion Stock.

     Associate.  The term "Associate," when used to indicate a relationship with
     ---------
any person, means (a) any corporation or organization (other than the Co-operative Bank or a majority-owned subsidiary of the Co-operative Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as director or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Co-operative Bank or any of its parents or subsidiaries. The Company and the Co-operative Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that such person have filed joint Schedules 13D with the SEC with respect to other companies.

     Bank Personnel.  The term "Bank Personnel" means directors, officers and
     --------------
employees of the Co-operative Bank.

     Broker-Dealer.  The term "Broker-Dealer" means any person who engages
     -------------
either for all or part of such person's time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.

     Conversion.  The term "Conversion" means the change in the form of the Co-
     ----------
operative Bank from the mutual form to the capital stock form by the adoption of an amendment to the Charter of the Co-operative Bank in accordance with the regulations of the Commissioner.

     Conversion Stock or Shares.  The terms "Conversion Stock" and "Shares" mean
     --------------------------
the stock initially issued by the Co-operative Bank upon Conversion.

     Direct Community Offering.  The term "Direct Community Offering" means the
     -------------------------
offering of Conversion Stock to the Local Community with preference given to borrowers of the Co-operative Bank residing or doing business in the Local Community.

     Division.  The term "Division" means the Division of Banks of the
     --------
Commonwealth of Massachusetts.

     Eligible Account Holder.  The term "Eligible Account Holder" means any
     -----------------------
person holding a Qualifying Deposit in the Co-operative Bank as of the Eligibility Record Date.

     Eligibility Record Date.  The term "Eligibility Record Date" means March
     -----------------------
31, 1996, the record date set by the Co-operative Bank for determining Eligible Account Holders.

     Holding Company.  The term "Holding Company" means a corporation to be
     ---------------
organized under the laws of the State of Delaware.

     Independent Appraiser.  The term "Independent Appraiser" means the firm
     ---------------------
employed by the Co-operative Bank to make the estimated pro forma valuation of the Co-operative Bank which will be used as the basis for determining the price of the Conversion Stock.

     Local Community.  The term "Local Community" means the Massachusetts cities
     ---------------
and towns of Medford, Malden, Everett, Stoneham, Arlington, Winchester, Somerville, Melrose, Lexington and Bedford.

     Officer.  The term "Officer" means the president, vice presidents, clerk,
     -------
and the treasurer of the Co-operative Bank.

     Person.  The term "Person" means an individual, a corporation, a
     ------
partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     Plan.  The term "Plan" means this Plan of Conversion as adopted by the
     ----
Board of Directors of the Co-operative Bank and approved by the Commissioner.

     Prospectus.  The term "Prospectus" means the prospectus by which the Common
     ----------
Stock of the Holding Company is being offered.

     Purchase Price.  The term "Purchase Price" means the price of the
     --------------
Conversion Stock, as offered in the Conversion.

     Qualifying Deposit.  The term "Qualifying Deposit" means deposit accounts
     ------------------
of all types offered by the Co-operative Bank including, but not limited to, NOW account deposits, certificates of deposit, demand deposits, money market deposits and deposits made pursuant to IRA/Keogh Plans. It does not include repurchase agreements. Deposits of less than $50 will not constitute Qualifying Deposits.

     SEC.  The term "SEC" means the Securities and Exchange Commission.
     ---

     Shareholders.  The term "Shareholders" means depositors of the Bank.
     ------------

     Special Meeting.  The term "Special Meeting" means the meeting of the
     ---------------
Shareholders of the Co-operative Bank called for the specific purpose of submitting the Plan to such Shareholders for approval.

     Subscription Offering.  The term "Subscription Offering" means the offering
     ---------------------
of Conversion Stock, through nontransferable Subscription Rights issued to Eligible Account Holders, the Tax Qualified Employee Stock Benefit Plan and Supplemental Eligible Account Holders.

     Supplemental Eligibility Record Date.  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means March 31, 1997, the record date set by the Co-operative Bank for determining Supplemental Eligible Account Holders.

     Supplemental Eligible Account Holder. The term "Supplemental Eligible
     ------------------------------------
Account Holder" means any person (other than an Eligible Account Holder) holding a Qualifying Deposit in the Co-operative Bank as of the Supplemental Eligibility Record Date.

     Syndicated Community Offering.  The term "Syndicated Community Offering"
     -----------------------------
means the offering of Conversion Stock of Shares not subscribed for in the Subscription Offering, if any, to certain members of the general public and/or through a syndicate of registered broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan.  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, such as an employee stock ownership plan, or other plan, which, with its related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

3.   Procedure for Conversion.

     After adoption of the Plan by the Board of Directors of the Co-operative Bank, the Plan will be submitted, together with all other requisite material in an application for conversion (the "Application"), to the Commissioner for his approval and to the FDIC to determine whether it has objections, based on safety and soundness considerations, to the Conversion. References herein to approval of the Commissioner shall also refer to the issuance of a letter of "non-objection" from the FDIC. The Co-operative Bank must also apply to the Internal Revenue Service for a tax ruling or receive an opinion from counsel which provides that the Conversion would not result in a taxable reorganization of the Co-operative Bank under the Internal Revenue Code of 1986, as amended.

     Following a determination by the Commissioner that the Application is complete, the Co-operative Bank will publish a form of notice provided or approved by the Commissioner in newspapers having general circulation in each community in which an office of the Co-operative Bank is located, or in such other locations as may be satisfactory to the Commissioner. Such notice shall also be posted in each office of the Co-operative Bank.

     The Commissioner will review the Bank's Application. If the Commissioner finds the Conversion fair to depositors, that the Co-operative Bank's deposits will be adequately insured, that other banks will not be adversely affected and that the public's access to credit within the Co-operative Bank's community will not be adversely affected, he shall approve the Plan.

     After approval of the Conversion by the Commissioner, the Plan will be submitted to the Shareholders at a Special Meeting called to consider the Plan. Approval of two-thirds of the Shareholders present and voting at the meeting is required.

     If the Shareholders approve the Plan, and the Commissioner authorizes the sale of Conversion Stock pursuant to this Plan, the Co-operative Bank will sell the Conversion Stock as provided herein. Upon such approval, the Conversion Stock to be issued pursuant to this Plan will be offered to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan and Supplemental Eligible Account Holders as set forth in Section 5 of this Plan. If feasible, any Conversion Stock remaining after such purchases will then be sold to the general public through a Direct Community Offering as provided in Section 6 of this Plan. The sale of all Conversion Stock ordered in the Subscription Offering will be consummated simultaneously on the date the Direct Community Offering is completed, or, if there is no Direct Community Offering, as soon as practicable following expiration of the Subscription Rights provided for in this Plan.

     The Board of Directors of the Bank intends to take all necessary steps to form the Holding Company. The Bank will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is eliminated in the Conversion.

     If the Holding Company is utilized, upon Conversion the Bank will issue its capital stock to the Holding Company, and the Holding Company will issue and sell the Common Stock in accordance with this Plan. The Holding Company will make timely applications for any requisite regulatory approvals, including an application to register as a bank holding company, and the filing of a Registration Statement on Form S-1 to register the securities with the SEC.

     Upon the issuance of the Common Stock, the Holding Company will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company. The Bank believes that the Conversion proceeds will provide economic strength to the Holding

Company and the Bank for the future in a highly competitive and regulated environment and would facilitate possible expansion through acquisition of financial service organizations, possible diversification into other related businesses and for other business and investment purposes, including the possible payment of dividends and possible future repurchase of the Common Stock as permitted by the FDIC and the Division. The above activities may also be engaged in by the Bank if the Holding Company is eliminated.

     The Board of Directors of the Bank may determine for any reason at any time prior to the issuance of the Common Stock not to utilize a holding company form of organization in the Conversion. If the Board of Directors of the Bank determines not to complete the Conversion utilizing a holding company form of organization, the capital stock of the Bank will be issued and sold in accordance with the Plan. In such case, the Holding Company's Registration Statement on Form S-1 will be withdrawn from the SEC, the Bank will take steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the FDIC and the Division, and will issue and sell the Common Stock in accordance with this Plan. In such event, any subscriptions or orders received for Common Stock of the Holding Company shall be deemed to be subscriptions or orders for Common Stock of the Bank, and the Bank shall take such steps as permitted or required by the FDIC, the Division and the SEC.

4.   Number of Shares and Purchase Price of Conversion Stock.

     An Independent Appraiser shall be employed by the Co-operative Bank to provide it with an independent valuation of the estimated pro forma market value of the Co-operative Bank as required by regulations of the Commissioner. The Directors of the Co-operative Bank shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation will be made by a written report to the Co-operative Bank, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner. The valuation shall contain an estimated range of aggregate prices for the Conversion Stock, which range shall reflect the anticipated pro forma market value of the Co-operative Bank. The maximum price shall be no more than 15 percent above the estimated pro forma market value, and the minimum price shall be no more than 15 percent below the estimated pro forma market value. All Shares to be sold in the Conversion shall be sold at a uniform price per Share. The Independent Appraiser shall evaluate the pro forma market value of the Co-operative Bank, which value shall be included in the Prospectus (as described in Section 8 of this Plan) filed with the Commissioner. The Independent Appraiser shall also present to the Co-operative Bank at the close of the Subscription Offering a valuation of the pro forma market value of the Co-operative Bank. The aggregate Purchase Price of the Conversion Stock to be sold by the Co-operative Bank shall be adjusted to reflect any required changes in the pro forma market value of the Co-operative Bank. If, as a result of such adjustment, the aggregate Purchase Price is not within the subscription price range, the Co-operative Bank shall obtain an amendment to the Commissioner's approval. If appropriate, the Commissioner will condition his approval by requiring a resolicitation of depositors and/or order forms.

     The price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock, shall be equivalent to the pro forma market value of the Co-operative Bank in accordance with the valuation furnished to the Co-operative Bank by the Independent Appraiser.

     The total number of shares of Conversion Stock which will be issued in connection with the Conversion will be determined by the Board of Directors of the Co-operative Bank immediately prior to the commencement of the Subscription Offering; provided, that the board of directors of the Co-operative Bank may elect to increase or decrease the number of shares of Conversion Stock to be offered in the Subscription and Direct Community Offering depending upon market and financial conditions at the time of the close of the Direct Community Offering or in the event the initial estimate of the pro forma market value of the Co-operative Bank is materially increased or decreased by the Independent Appraiser.

5. Subscription Rights of Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plan and Supplemental Eligible Account Holders

     A.   Category No. 1: Eligible Account Holders

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable Subscription Rights to purchase shares of Conversion Stock in the amount up to $300,000 worth of Shares offered in the Conversion.

     (b) In the event that subscriptions for Conversion Stock are received from Eligible Account Holders upon exercise of Subscription Rights pursuant to paragraph (a) in excess of the number of Shares available for subscription, the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied until all available Shares have been allocated or all subscriptions are satisfied.

     (c) Subscription Rights held by Eligible Account Holders who are also Directors or Officers of the Co-operative Bank or their Associates, will be subordinated to those of other Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

     B.   Category No. 2: Tax-Qualified Employee Stock Benefit Plan

     The Tax-Qualified Employee Stock Benefit Plan of the Bank shall receive, without payment, as a second priority after the filling of the subscriptions of Eligible Account Holders, non-transferable Subscription Rights to purchase up to 8% of the shares of Conversion Stock issued in the Conversion. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible. If all the shares of Common Stock offered in the Subscription Offering are purchased by Eligible Account Holders, then the ESOP will purchase shares in the open market following consummation of the Conversion. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director of Officer of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

     C.   Category No. 3: Supplemental Eligible Account Holders

     (a) Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, nontransferable subscription rights to subscribe for shares of Conversion Stock equal to an amount up to $300,000 worth of Shares offered in the Conversion.

     (b) In the event that subscriptions for Conversion Stock are received from Supplemental Eligible Account Holders upon exercise of Subscription Rights pursuant to paragraph (a) in excess of the number of Shares available for subscription, the Conversion Stock available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Supplemental Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proposition which the amount of each Supplemental Eligible Account Holder's Qualified Deposit bears to the total of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.
If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available Shares have been allocated or all subscriptions satisfied.

          (c) Subscription Rights held by Supplemental Eligible Account Holders who are also Directors or Officers of the Co-operative Bank or their Associates, will be subordinated to those of other Supplemental Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.   Direct Community Offering.

     If feasible, Conversion Stock which remains unsubscribed after the exercise of Subscription Rights pursuant to the Subscription Offering (Section 5) shall be offered for sale to the general public through a Direct Community Offering. The Direct Community Offering, if any, may commence simultaneously with the Subscription Offering or may commence during or after the commencement of the Subscription Offering, as the Board so determines. The right to subscribe for shares of Conversion Stock in the Direct Community Offering is subject to the right of the Bank to accept or reject such subscriptions in whole or in part. Stock being sold in the Direct Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock. In making the Direct Community Offering, the Co-operative Bank will give preference to borrowers of the Co-operative Bank residing or doing business in the Local Community and then to natural persons residing in the Local Community. Orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% per order of the Conversion Stock and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     If any Conversion Stock remains unsold after the close of the Subscription and Direct Community Offerings, the Co-operative Bank may use the services of broker-dealers to sell such unsold shares in a Syndicated Community Offering.

7.   Limitations on Purchases.

     With the exception of the Tax-Qualified Employee Stock Benefit Plan, which is expected to subscribe for 8% of the shares of Common Stock issued in the Conversion, the Plan of Conversion provides for the following purchase limitations: (i) No Eligible Account Holder or Supplemental Eligible Account Holder, including, in each case, all persons on a joint account, may purchase shares of Common Stock with an aggregate Purchase Price of more than $300,000
(ii) no Person, either alone or together with Associates of or Persons Acting In Concert with such Person, may purchase in the Direct Community Offering, if any, or in the Syndicated Community Offering, if any, shares of Common Stock with an aggregate Purchase Price of more than $300,000, and (iii) no Person (including all persons on a joint account), either alone or together with Associates of or Persons Acting In Concert with such Person, may purchase in the aggregate more than the overall maximum purchase limitation of $600,000 of Common Stock issued in the Conversion. This maximum purchase limitation may be increased consistent with FDIC and Division regulations in the sole discretion of the Holding Company and the Bank subject to any required regulatory approval. The minimum purchase is 25 shares.

8.   Manner of Exercising Rights; Order Forms.

     Upon authorization of the sale of Conversion Stock by the Commissioner:

     (a) Promptly after the Commissioner has approved the Prospectus referred to in paragraph (b) of this Section 8, order forms approved by the Commissioner for the exercise of the

Subscription Rights provided for in this Plan will be sent to all such persons at their last known address appearing in the records of the Co-operative Bank.

     (b) Each order form will be preceded or accompanied by a Prospectus which must be approved by the Commissioner. Such Prospectus shall describe the Co-operative Bank and the Conversion Stock being offered and will contain all the information required by the Commissioner and all applicable laws and regulations as necessary to enable the recipients of the order forms to make informed investment decisions regarding the purchase of Conversion Stock. The Co-operative Bank may, in lieu of mailing a Prospectus to each Eligible Account Holder and Supplemental Eligible Account Holder, mail a notice and information statement to each such person with a request form to be returned to the Co-operative Bank by a reasonable date certain to request subscription materials.

     (c) The order forms will contain or will be accompanied by, among other things, the following:

           (i) An explanation of the rights and privileges granted under this Plan to each class of persons granted Subscription Rights pursuant to Section 5 of this Plan with respect to the purchase of Conversion Stock;

           (ii) A specified time by which order forms must be received by the Co-operative Bank for purposes of exercising the Subscription Rights of Eligible Account Holders and Supplemental Eligible Account Holders under this Plan, as provided in Section 10 of this Plan;

           (iii) A statement that the Aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Conversion has not been determined as of the date of mailing of the order form, but that such price will be within the range of prices which will be stated in the order form;

           (iv) The amount which must be returned with the order form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of Shares subscribed for in accordance with the terms of this Plan;

           (v) Instructions concerning how to indicate on such order form the extent to which the recipient elects to exercise Subscription Rights under this Plan, the name or names in which the Shares subscribed for are to be registered, the address to which certificates representing such Shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

           (vi) Specifically designated blank spaces for dating and signing the order form;

           (vii) An acknowledgment that the recipient of the order form has received, prior to signing the order form, the Prospectus referred to in paragraph (b) of this Section 8;

           (viii) A statement that the Subscription Rights provided for in this Plan are nontransferable, will be void after the specified time referred to in paragraph (c)(ii) above and can be exercised only by delivery of the order form, properly completed and executed, to the Co-operative Bank, together with the full required payment (in the manner specified in Section 9 of this Plan) for the number of Shares subscribed for prior to such specified time; and

           (ix) Provision for certification to be executed by the recipient of the order form to the effect that, as to any Shares which the recipient elects to purchase, such recipient is purchasing such Shares for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such Shares.

9.   Payment for Conversion Stock.

     (a) Full payment for all Shares subscribed for must be received by the Co-operative Bank, together with properly completed and executed order forms therefor, prior to the expiration time, which will be specified on the order forms, unless such date is extended by the Co-operative Bank. Faxes of order forms will not be accepted as properly completed and executed order forms.

     (b) If it is determined that the Aggregate Purchase Price should be greater than the amount stated in the order forms, upon compliance with such requirements as may be imposed by the Commissioner (which may include resolicitation of votes for approval of this Plan by Shareholders of the Co-operative Bank) each person who subscribed for Shares will be permitted to withdraw his Subscription and have his payment for Shares returned to him in whole or in part, with interest, or to make payment to the Co-operative Bank of the additional amount necessary to pay for the Shares subscribed for by him at the Actual Purchase Price in the manner and within the time prescribed by the Cooperative Bank.

     (c) If the Aggregate Purchase Price is outside the range of prices established by the Independent Appraiser referred to in Section 4 of this Plan and set forth in the Prospectus referred to in Section 8 of this Plan, the Co-operative Bank will apply for an amendment to the Commissioner's approval of this Plan and comply with such requirements as the Commissioner may then establish.

     (d) Payment for Shares ordered for purchase by Eligible Account Holders and Supplemental Eligible Account Holders will be permitted to be made in any of the following manners:

          (i)    In cash, if delivered in person;

          (ii) By check, bank draft or money order, provided that checks will only be accepted subject to collection;

          (iii) By appropriate authorization of withdrawal from any savings account, NOW account, certificate of deposit or money market deposit in the Co-operative Bank. The order forms will contain appropriate means by which authorization of such withdrawals may be made.

For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Co-operative Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of order forms authorizing such withdrawals, but interest will be paid by the Co-operative Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of Subscription Rights are actually consummated. Interest will be paid by the Co-operative Bank at not less than the rate per annum being paid by the Co-operative Bank on its passbook accounts at the time the Subscription Offering commences, on payments for Conversion Stock received in the Subscription Offering in cash or by check or negotiable order of withdrawal from the date payment is received until consummation or termination of the Conversion. The Co-operative Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Conversion.

          (iv) Wire transfers as payment for Shares ordered for purchase will not be permitted or accepted as proper payment.

     (e) Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Co-operative Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

10. Expiration of Purchase Rights; Undelivered, Defective or Late Order Forms; Insufficient Payment.

     (a) All Subscription Rights provided for in this Plan, including, without limitation the Subscription Rights of all persons whose order forms are returned by the United States Post Office as undeliverable, will expire at 3:30 p.m. Massachusetts time, on a specified date which shall be not less than the twentieth day following the date on which order forms are first sent to Eligible Account Holders, provided that the Co-operative Bank shall have the power to extend such expiration time in its discretion.

     (b) In those cases in which the Co-operative Bank is unable to locate particular persons granted Subscription Rights under this Plan, and cases in which order forms (1) are returned as undeliverable by the United States Post Office, (2) are not received back by the Co-operative Bank or are received by the Co-operative Bank after the expiration date specified thereon, (3) are defectively filled out or executed or (4) are not accompanied by the full required payment for the Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), the

Subscription Rights of the person to whom such rights have been granted will lapse as though such person failed to return the completed order form within the time period specified thereon.

     (c) The Co-operative Bank may, but will not be obligated to, waive any irregularity on any order forms or require the submission of corrected order forms or the remittance of full payment for Shares subscribed for by such date as it may specify, and all interpretations by the Co-operative Bank of terms and conditions of this Plan and of the order forms will be final.

11.  Persons in Nonqualified States or in Foreign Countries.

     Subject to the following sentence, the Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders and Supplemental Eligible Account Holders entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, no such person will be offered any Subscription Rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which the Co-operative Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such persons.

12.  Voting Rights after Conversion.

     Following Conversion, voting rights with respect to the Co-operative Bank will be held and exercised exclusively by the holders of the capital stock of the Co-operative Bank.

13.  Establishment of a Liquidation Account.

     (a) For purposes of granting a priority claim to the assets of the Co-operative Bank in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Co-operative Bank, the Co-operative Bank will, at the time of Conversion, establish a "Liquidation Account" in an amount equal to the net worth of the Co-operative Bank set forth in its latest statement of financial condition contained in its final Prospectus. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 13, shall not operate to restrict the use or application of any of the net worth accounts of the Co-operative Bank.

     (b) Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in the Liquidation Account for each deposit account making up a Qualifying Deposit. Such inchoate interests are referred to herein as "Subaccount Balances." For deposit accounts in existence on the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccount Balances shall be determined on the basis of the Qualifying Deposits in such deposit accounts on each such date.

     (c) Each initial Subaccount Balance in the Liquidation Account shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction the numerator of which is the closing balance in the Eligible Account Holder's and Supplemental Eligible Account

Holder's account and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Account Holders on the corresponding record date. Each initial Subaccount Balance in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows. If the balance in the deposit account to which a Subaccount Balance relates, at the close of business on any annual closing date of the Co-operative Bank subsequent to the corresponding record date, is less than the lesser of the deposit balance in such account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or the amount of the Qualifying Deposit as of the Eligibility Record Date or Supplemental Eligible Record Date, the Subaccount Balance for such deposit account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such account balance. If any account is closed, its related Subaccount Balance shall be reduced to zero upon such closing.

     (d) In event of a complete liquidation of the converted Co-operative Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall receive from the Liquidation Account a liquidation distribution equal to the current amount in each of his Subaccount Balances, before any liquidation distribution may be made to any holders of the conversion stock of the converted Co-operative Bank. No merger, consolidation, purchase of bulk assets with assumption of accounts and other liabilities, or similar transaction, in which the converted Co-operative Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

14.  Transfer of Deposit Account.

     Each deposit account in the Co-operative Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a deposit account in the converted Bank equivalent in withdrawable amount to the withdrawable value, and subject to the same terms and conditions (except as to voting and liquidation rights) as such deposit account in the Co-operative Bank at the time of the Conversion.

15.  Restriction on Transfer of Conversion Stock of Officers and Directors.

     (a) All capital stock purchased by Officers or Directors of the Co-operative Bank on original issue pursuant to this Plan (by subscription or otherwise) will be subject to the restriction that nosuch Shares shall be sold for a period of one year following the date of purchase of such Shares, except in the event of the death or substantial disability (as determined by the Commissioner) of the Officer or Director to whom such Shares were initially sold under the terms of this Plan or upon the written approval of the Commissioner.

     (b) With respect to all Conversion Stock subject to restriction on subsequent disposition pursuant to the above paragraph, each of the following provisions shall apply:

          (i) Each certificate representing such Shares shall bear the following legend prominently stamped on its face giving notice of such restriction on transfer:

          The shares represented by this certificate may not be sold by the registered holder hereof for a period of not less than one year from the date of issuance hereof, except in the event of the death of the registered holder or substantial disability (as determined by the Commissioner) of the Officer or Director to whom such Shares were initially sold under the terms of this Plan or upon the written approval of the Commissioner.

          (ii) Instructions will be given to the transfer agent for the converted Co-operative Bank and the Holding Company not to recognize or effect any transfer of any certificates representing such Shares, or any change of record ownership thereof in violation of such restriction on transfer;

          (iii) Any capital stock of the Holding Company issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Conversion Stock in respect of which such Shares are issued.

16. Restriction on Stock Purchases by Officers and Directors of the Converted Bank.

     For a period of three years following the Conversion, no Officer or Director of the converted Co-operative Bank or any of their Associates shall, without the prior written approval of the Commissioner, purchase capital stock of the Co-operative Bank or the Holding Company from the Co-operative Bank or the Holding Company.

17.  Amendment and Termination of the Plan.

     This Plan may be substantively amended by the Board of Directors of the Co-operative Bank in its sole discretion as a result of comments from regulatory authorities or otherwise, at any time prior to the date material is sent to the Shareholders in connection with the meeting called to consider this Plan, and at any time thereafter with the concurrence of the Commissioner. This Conversion may be terminated by the Directors of the Co-operative Bank at any time prior to the meeting of the Shareholders called to consider this Plan and at any time thereafter with the concurrence of the Commissioner.

18.  Time Period for Completion of Conversion.

     The Conversion of the Co-operative Bank shall be completed within 24 months from the date this Plan is approved by the Board of Directors of the Co-operative Bank.

19.  Expenses of Conversion.

     The Co-operative Bank shall use its best efforts to assure that the expenses incurred in connection with the Conversion shall be reasonable.

20.  Registration Under Securities Exchange Act of 1934.

     The Holding Company shall register its Conversion Stock under the Massachusetts General Laws and Section 12(g) of the Securities Exchange Act of 1934, as amended, concurrently with or promptly following the Conversion, provided that either or both such registrations are required under applicable law.

21.  Market.

     The Holding Company shall use its best efforts to encourage and assist two or more market makers to establish and maintain a market for its Conversion Stock promptly following Conversion. The Converted Bank shall also use its best efforts to cause its Conversion Stock to be quoted on the Nasdaq Stock Market or such other national exchange.

22.  Conversion Stock Not Insured.

     The Conversion Stock will not be covered by deposit insurance.

23.  No Loans to Purchase Capital Stock.

     The Co-operative Bank shall not loan funds or otherwise extend credit to any person to purchase the capital stock of the Holding Company in connection with the Conversion.

24.  Restrictions on Acquisition of Bank.

     Present Massachusetts regulations provide that for a period of three years following completion of the Conversion, no Person, or group of Persons Acting In Concert) shall directly, or indirectly, offer to purchase or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Bank without the prior approval of the Commissioner. However, approval is not required for purchases directly from the Bank or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plans of the Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the Bank. Civil penalties may be imposed by the Commissioner for willful violation or assistance of any violation. Where any person directly or indirectly, acquires beneficial ownership of more than ten percent of any class of equity security of the Bank within such three-year period without the prior approval of the Commissioner, stock of the Bank beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

25.  Stock Charter and Bylaws.

     As part of the Conversion, an amended Stock Charter and Bylaws will be adopted to authorize the Bank to operate as a Massachusetts-chartered capital stock co-operative bank. By approving the Plan, the Shareholders of the Bank will thereby approve the amended Stock Charter and Bylaws. Prior to completion of the Conversion, the proposed Stock Charter and Bylaws may be amended in accordance with the provisions and limitations for amending the Plan under
Section 17 herein. The effective date of the adoption of the Stock Charter and Bylaws shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

                                                                       EXHIBIT A

                                 STOCK CHARTER
                                      FOR
                           MEDFORD CO-OPERATIVE BANK


     SECTION 1. CORPORATE TITLE. The full corporate title of the Bank is "Medford Co-operative Bank."

     SECTION 2. OFFICE. The main office of the Bank shall be located in the City of Medford, County of Middlesex, Commonwealth of Massachusetts, or such other location as the Board of Directors may lawfully designate, subject to the written consent of the Commissioner and pursuant to the requirements of Chapter 167C, Section 2 of the Massachusetts General Laws.

     SECTION 3. POWERS. The Bank is a capital stock co-operative chartered under Chapter 170 of the Massachusetts General Laws and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto.

     SECTION 4. DURATION.  The duration of the Bank is perpetual.

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Bank has authority to issue is 4,000,000 of which 3,000,000 shall be common stock, par value $0.10 per share, and 1,000,000 shall be serial preferred stock. The shares may be issued by the Bank from time to time as approved by its Board of Directors, subject to applicable law, without the approval of its stockholders except as otherwise provided in this Section 5. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements set forth in Chapter 172, Section 24 Subsection C of the Massachusetts General Laws. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable.
In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     Subject to Section 6 of this Charter in the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

     Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. SERIAL PREFERRED STOCK. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), if required by law, the Board of Directors of the Bank is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

     (f) Whether shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock. Any such resolution shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of preferred stock, signed under the penalties of perjury of the president or any vice president and by the clerk, assistant clerk, secretary or assistant secretary of the Bank, setting forth a copy of the resolution of the Board of Directors.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to shares of the Bank which may be issued.

     SECTION 7. LIQUIDATION ACCOUNT. The Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of March 31, 1996 ("Eligible Account Holders") and its deposit account holders as of March 31, 1997 ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with such rules and regulations of the Commissioner with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holders's and Supplemental Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Bank's stockholders.

     SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR THREE YEARS.
Notwithstanding anything contained in the Bank's charter or bylaws to the contrary, for a period of three years from the date of consummation of the conversion of the Bank from mutual to stock form, the following provisions shall apply.

     A. BENEFICIAL OWNERSHIP LIMITATION. Without the prior approval by a two-thirds vote of the Bank's Board of Directors, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the Bank. This limitation shall not apply to a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B. CALL FOR SPECIAL MEETINGS. Special meeting of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only by the Chairperson of the Board upon direction of a majority of the Board of Directors.

     SECTION 9. CERTAIN REQUIREMENTS FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Charter, the vote of stockholders of the Bank required to approve any Business Combination (as defined below) shall be as set forth in this Section 9.

     A. None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote thereon ("Voting Stock"):

          1. any merger or consolidation of the Bank with or into (i) any Interested Shareholder or (ii) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Bank having an aggregate Fair Market Value of $100,000 or more;

          3. the issuance or transfer by the Bank (in one transaction or a series of transactions) of any securities of the Bank to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more, other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the Bank which were not acquired by such Interested Shareholder or such Affiliate from the Bank;

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          5. any reclassification of securities (including any reverse stock split), or any recapitalization of the Bank, or any merger or consolidation of the Bank or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case (i) has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class or series of stock of the Bank which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder or (ii) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the Bank.

     B. The provisions of paragraph A hereof shall not be applicable to any Business Combination in respect of which the conditions specified in either of the following subparagraphs 1 and 2 are met. Any such Business Combination shall require the affirmative vote of only the holders of a majority of the Voting Stock.

          1. Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

          2. All of the following conditions relating to minimum price and consideration for stock shall have been met:

          (a) Common Stock.  The aggregate amount of the cash and the Fair
              ------------
Market Value as of the "Consummation Date" of any consideration other than cash to be received by holders of the common stock of the Bank in such Business Combination shall be at least equal to the higher of the following:

          (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such

Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

          (ii) the Fair Market Value per share of such common stock on the Announcement Date or the Determination Date, whichever is higher; or

          (b) Other Stock.  The aggregate amount of the cash and the Fair Market
              -----------
Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

          (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

          (ii) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; or

          (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement date or the determination Date, whichever is higher; and

          (c) Form of Consideration.  The consideration to be received by
              ---------------------
holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

          (d) Prohibited Conduct.  After the Determination Date, and prior to
              ------------------
the Consummation Date:

          (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative), payable on any class or series having a preference over the common stock of the Bank as to dividends, or upon liquidation;

          (ii) there shall have been no reduction in the annual rate of dividends paid on the common stock of the Bank (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

          (iii) an Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

          (iv) after an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (e) Informational Requirements.  A proxy or information statement
              --------------------------
describing the proposed Business Combination and complying with the then current regulatory requirements shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   For the purpose of this Section 9:

          1. The term "Business Combination" shall mean any transaction that is referred to in any one or more subsections 1 through 5 of paragraph A hereof.

          2. A "person" shall mean any individual, firm, corporation or other entity.

          3. "Interested Shareholder" shall mean any person (other than the Bank) who or which:

          a. is the beneficial owner, directly or indirectly, of more than 10 percent of the combined voting power of the then outstanding shares of Voting Stock;

          b. is an Affiliate of the Bank and at any time within the two-year period prior immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the combined voting power of the then outstanding shares of Voting Stock; or

          c. is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          4.   A person shall be a "Beneficial Owner" of any Voting Stock:

               a. which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

               b.   which such person or any of its Affiliates or Associates has
(i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

               c. which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          5. For the purposes of determining whether a person is an Interested Shareholder pursuant subparagraph 3 of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 of this paragraph C.

          6. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          7. "Subsidiary" means any corporation more than fifty percent (50%) of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the corporation or by a Subsidiary thereof or by the corporation and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph 3 of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

          8. "Disinterested Director" means any member of the Board of Directors of the Bank who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          9.   "Fair Market Value" means:

          a. in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, of a share of such stock. Such price shall be the higher of (1) the closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          10. In the event of any Business Combination in which the corporation survives, the phrase "any consideration other than cash" as used in subparagraph 2.a. of paragraph B hereof shall include the shares of common stock and/or the shares of any class or series of outstanding Voting Stock other than common stock of the corporation retained by the holders of such shares.

          11. "Announcement Date" means the date of first public announcement of the proposed Business Combination.

          12. "Consummation Date" means the date of consummation of a Business Combination.

          13. "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

     D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 9, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person,
(iv) whether the requirements of paragraph B hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 9.

     E. Nothing contained in this Section 9 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     F. This Section 9 may be amended only by the vote of holders of two-thirds of the Voting Stock, unless the amendment is approved by a majority of the Disinterested Directors, in which event it may be amended by the vote of holders of a majority of the Voting Stock.

     SECTION 10. STANDARDS FOR BOARD OF DIRECTORS EVALUATION OF OFFERS.
The Board of Directors of the Bank, when evaluating any offer of another person (as defined in Section 9 hereof) to (i) make a tender or exchange offer for any equity security of the Bank, (ii) merge or consolidate the Bank with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of acceptance of such offer on (a) its depositors, borrowers and employees and on the communities in which the Bank operates or is located and (b) the ability of the bank to fulfill the objectives of a Massachusetts-charted co-operative bank under applicable statues and regulations.

     SECTION 11. DIRECTORS. The Bank shall be under the direction of a Board of Directors. The number of directors, as stated in the Bank's Bylaws, shall not be less than five or more than 15.

     The Board of Directors or the stockholders may adopt, alter, amend or repeal the Bylaws of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

     SECTION 12. AMENDMENT OF CHARTER. No amendment, addition, alteration, change or repeal of this Charter shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of State may specify.

                                                                       EXHIBIT B

                                     BYLAWS
                                       OF
                           MEDFORD CO-OPERATIVE BANK


                                   ARTICLE I
                                  ORGANIZATION
                                  ------------

     The name of this Bank shall be "Medford Co-operative Bank." Its main office shall be in the City of Medford, Massachusetts, or such other location as the Board of Directors may designate. The Bank shall conduct the business of a co-operative bank and shall have and may exercise all the powers, privileges and authority now or hereafter conferred by applicable law.


                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

      SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders for election of directors and other purposes shall be held on the second Wednesday in September at 5:00 p.m., commencing with September 10, 1998, at the main office of the Bank, unless a different hour or place within Massachusetts (or if permitted by applicable law, elsewhere in the United States) is fixed by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Charter or by these Bylaws, may be specified by the Board of Directors. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, or there may be action by unanimous written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

      SECTION 2. SPECIAL MEETINGS. Special meeting of the stockholders for any purpose or purposes may be called at any time only by the chairperson of the board or the president at the direction of a majority of the directors then in office unless otherwise provided by law.

      SECTION 3. NOTICE OF MEETINGS. A written notice of all regular and special meetings of stockholders shall state the place, date, hour and purposes of such meetings, and shall be given by the clerk or an assistant clerk (or other person authorized by these Bylaws or by law) by mailing notice thereof, at least seven days before the meeting, to each stockholder as of the record date for the meeting. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 4. QUORUM. The holders of a majority of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present, a lesser number may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      SECTION 5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Bank, and no vote for a fractional share. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden or proving invalidity shall rest on the challenger.

      SECTION 6. ACTION OF MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Bank shall not directly or indirectly vote any share of its own stock, provided however, that no provision of these Bylaws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in section 409A of the Internal Revenue Code, as now or hereafter in effect.


                                  ARTICLE III
                                   DIRECTORS
                                   ---------

      SECTION 1. POWERS. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these Bylaws.

      SECTION 2. COMPOSITION AND TERM. The Board of Directors shall be composed of: (i) those persons serving as directors of the Bank immediately prior to the effective date of these Bylaws until the respective expiration dates of their terms and until their successors are elected and qualified; and
(ii) as such terms expire, those persons who are elected as directors from time to time as provided herein. At least three-fourths of the directors shall be citizens of the Commonwealth of

Massachusetts and resident therein. Each director, when appointed or elected, shall take an oath that he or she will faithfully perform the duties of his or her office and that he or she is the owner, in his or her own right and free from any lien or encumbrance, of the amount of stock required by this section. The oath shall be taken before a Notary Public or Justice of the Peace, who is not an officer of such corporation, and a record of the oath shall be made a part of the records of such corporation. The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) individuals, the exact number to be fixed from time to time by a two-thirds vote of the stockholders at an annual meeting or special meeting in lieu thereof, and until determined by the stockholders at the first annual meeting of the converted Bank shall consist of eight (8) individuals. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The appropriate class of directors shall be elected annually by the holders of the Bank's common and voting preferred stock, if any. Except as otherwise provided in these Bylaws, the members of each class shall be elected for a term of three years and until their successors are elected and qualified.

      SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution. The Board of Directors shall meet at least once in each calendar month at a place or places fixed from time to time by the Board of Directors.

      SECTION 4. QUALIFICATION. Each director shall have such qualifications as are required by applicable law. Each director shall own, in his own right and free of any lien or encumbrance, common stock of such corporation, have a par value, or a fair market value on the date the person became a director, of not less than one thousand dollars. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith.

      SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairperson of the board, the president, or a majority of the directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors elected by such persons.

      SECTION 6. NOTICE. Notice of any special meeting shall be given to each director in person or by telephone or sent to his business or home address by telegram at least 24 hours in advance of the meeting or by written notice mailed to his business or home address at least 48 hours in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the clerk of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meetings except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      SECTION 7. QUORUM. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. When any Board of Directors' meeting either regular or special is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

      SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Charter or by these Bylaws.

      SECTION 9. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the main office of the Bank addressed to the chairperson of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairperson of the board or the president.

      SECTION 11. REMOVAL. Any director may be removed, but only for cause, at the special meeting of stockholders by the affirmative vote of at least two-thirds (2/3) in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote or the election of such director; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

      SECTION 12. VACANCIES. Any vacancy occurring on the Board of Directors as a result of resignation, removal or death may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill such a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.

      SECTION 13. COMPENSATION. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

      SECTION 14. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the clerk of the Bank within five days after the date of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      SECTION 15. COMMITTEES. The Board of Directors, by vote of a majority of the directors then in office, may elect from its number, not less than three members in each case to serve as an Executive Committee. The Board of Directors may also elect a Security Committee, an Audit Committee, Finance Committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Charter, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to any applicable requirements of law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

      SECTION 16. NOMINATING COMMITTEE. The chairperson of the board shall appoint a nominating committee for selecting nominees for election as directors. Except in the case of a management nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the President at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the president of the Bank at least five days prior to the date of the annual meeting. Upon delivery such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.


                                   ARTICLE IV
                                    OFFICERS
                                    --------

      SECTION 1. ENUMERATION. The officers of the Bank shall consist of a president, a treasurer, a clerk or secretary, and such other officers, including a chairperson of the board, one or more vice presidents and such other officers as the Board of Directors may determine as necessary for the management of the Bank.

      SECTION 2. ELECTION. The clerk or secretary shall be elected by the stockholders at their annual meeting or at a special meeting of the stockholders. The chairperson of the board and the president shall be elected by and from the Board of Directors. The Board of Directors shall elect the treasurer and such other officers as may be required or permitted by law or these Bylaws. Other officers may be chosen by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

      SECTION 3. QUALIFICATION. No officer need be a stockholder. Any two offices may be held by any person. The clerk shall be a resident of the Commonwealth of Massachusetts unless the Bank has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Commissioner of Banks may determine.

      SECTION 4. TENURE. Except as otherwise provided by law, by the Charter or by these Bylaws, the president and treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. The clerk shall hold office until the next annual meeting of stockholders and until his or her successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Bank at its main office addressed to the president, clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this
Article IV.

      SECTION 5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of two-thirds of the entire number of directors then in office; provided, however, that such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved.

      SECTION 6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

      SECTION 7. CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business.

      SECTION 8. PRESIDENT AND VICE PRESIDENTS. The president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the chief executive officer of the Bank. Any vice president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

      SECTION 9. TREASURER AND ASSISTANT TREASURERS. The treasurer shall, subject to the direction of the Board of Directors and the Executive Committee, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He or she shall have custody of all funds, services and valuable documents of the Bank, except as the Board of Directors may otherwise provide. Any assistant treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

      SECTION 10. CLERK AND ASSISTANT CLERKS. The clerk shall keep a record of the meetings of stockholders and meetings of the Board of Directors. In the absence of the clerk from any meeting of stockholders, an assistant clerk if one be elected, otherwise a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the clerk.

      SECTION 11. OTHER POWERS AND DUTIES. Subject to these Bylaws, each officer of the Bank shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors.


                                   ARTICLE V
                                 CAPITAL STOCK
                                 -------------

      SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue.

      SECTION 2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Bank by the surrender to the Bank's transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the transfer agent may reasonably require.

      SECTION 3. RECORD HOLDERS. Except as may be otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, include the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Bank of his post office address.

      SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

      SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

      SECTION 6. ISSUANCE OF CAPITAL STOCK. The Board of Directors shall have the authority, subject to applicable law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

      SECTION 7. DIVIDENDS. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on the outstanding shares of its capital stock.


                                   ARTICLE VI
                          CERTAIN OPERATING PROVISIONS
                          ----------------------------

      SECTION 1. WITHDRAWALS. Any notice by a depositor of his intention to withdraw the whole or any part of his deposit or accounts filed with the Bank pursuant to a requirement of notice under applicable provisions of law, shall be null and void if the depositor does not, within twenty-one days after notice from the Bank that funds are available for such withdrawal, withdraw the funds made available for such purpose. Withdrawals may be made by presentation by the depositor, his or her legally appointed representative, or another person, of such instruments, in writing or otherwise, as may be from time to time approved by the Board of Directors.

      SECTION 2. TRANSFER. Deposits or accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided at such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid as against the Bank until recorded on the books of the Bank.

      SECTION 3. LOANS AND INVESTMENTS. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

      SECTION 4. ATTORNEYS. The president may appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the president may approve the appointment of the same or such other attorneys in general or special matters, as from time to time the board or such officer may deem necessary or advisable.

      SECTION 5. EXECUTION OF INSTRUMENTS. All conveyances of real estates and all assignments, extensions, discharges and releases in whole or in part of mortgages, and all other instruments to which the Bank may be a party, shall be executed by the president, the treasurer or by such other officer or officers as from time to time may be authorized by the Board of Directors.

      SECTION 6. CHARGES ON OVERDUE PAYMENT. The Board of Directors shall fix the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the president, a vice president, the treasurer or other officer authorized by the Board of Directors.


                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

      SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve months ending June 30 of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by the Board of Directors.

      SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Bank.

      SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the president, any vice president, the treasurer or any other officer, employee, or agent of the Bank as the Board of Directors may authorize.

      SECTION 4. INDEMNIFICATION. The Bank shall indemnify each director or officer of the Bank to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he or she is or is threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Bank or of a subsidiary of the Bank, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Bank or by a subsidiary of the Bank, or is or was serving another enterprise in any such capacity at the written request of the Bank. To the extent authorized at any time by the Board of Directors of the Bank, the Bank may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any Indemnification hereunder may include payment by the Bank of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section or applicable laws. In no event, however, shall the Bank indemnify any director, officer, or other person hereunder with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. The Bank may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Bank or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Section 4. The provisions of this Section 4 shall be applicable to persons who shall have ceased to be directors or officers of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnify hereunder. Nothing herein shall be deemed to limit the Bank's authority to indemnify any person pursuant to any contract or otherwise.

      SECTION 5. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the president, any vice president or the treasurer may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Bank.

      SECTION 6. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

      SECTION 7. BANK RECORDS. The original, or attested copies, of the Charter, Bylaws and records of all meetings of the directors or stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Bank, or at an office of its transfer agent, clerk or resident agent.

      SECTION 8. CHARTER. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

      SECTION 9. AMENDMENTS. These Bylaws may be altered, amended or repealed as provided in the Charter.

      SECTION 10. EFFECTIVE DATE. These Bylaws shall become effective on the date of the conversion of the Bank to a Massachusetts-chartered stock form co-operative bank.